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                                                                      EXHIBIT 21

                       MPW INDUSTRIAL SERVICES GROUP, INC.

                              LIST OF SUBSIDIARIES


                                                                                               JURISDICTION OF
         NAME                                                                                   ORGANIZATION
         ----                                                                                   ------------

Aquatech Environmental, Inc.                                                                      Michigan
ESI International, Inc.                                                                             Ohio
         ESI North, Limited                                                                         Ohio
MPW Industrial Services, Inc.                                                                       Ohio
         MPW Management Services Corp.                                                              Ohio
                  Maintenance Concepts, Inc.                                                        Ohio
                  MPW Container Management Corp.                                                    Ohio
                  MPW Container Management Corp. of Michigan                                      Michigan
                  MPW Industrial Services, Ltd.                                                    Canada
                  MPW Industrial, Sociedad de Responsabilidad Limitada de Capital Variable         Mexico
                  Weston Engineering, Inc.                                                          Ohio
                           Gauthier Enterprises, Inc.                                             Michigan